Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “Amendment”) is made as of November 18, 2016 by and between FIRST CENTRAL TOWER, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Landlord”), and TWINLAB CONSOLIDATION CORPORATION AND TWINLAB CONSOLIDATED HOLDINGS, INC., a Delaware corporation (collectively, the “Tenant”), who, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

1.     Background.

1.1     Landlord and Tenant entered into that certain Lease dated April 7, 2015 (as amended by this Amendment, the “Lease”) for Suite 500 (the “Initial Premises”) and Suite 600 (the “First Expansion Premises”), in the building known as First Central Tower, 360 Central Avenue, St. Petersburg, Florida.

1.2     Landlord and Tenant executed that certain Acceptance of Premises Amendment (“AOP Amendment”) dated August 17, 2015 for the purpose of confirming that the Initial Premises were tendered in the condition required by the Lease and to confirm, among other things, Landlord’s completion of Tenant Improvements to the Initial Premises in accordance with the Lease (as more particularly set forth in the AOP Amendment). However, as of the Date of this Amendment, Tenant has not taken occupancy of the Initial Premises and has advised Landlord that it does not intend to do so at this time.

1.3     Landlord agreed to lease the First Expansion Premises to Tenant and Tenant agreed to expand the Premises to include the First Expansion Premises pursuant to the terms and conditions of Article XXIV of the Lease.

1.4     In accordance with Article XXIV, Section 24.01, of the Lease, Tenant’s Expansion Notice was deemed given on June 1, 2016 with respect to the First Expansion Premises, provided however, that Tenant has notified Landlord that Tenant does not intend to occupy the First Expansion Premises at this time, and as a consequence thereof, Landlord and Tenant have agreed to delay the Space Plan and Tenant Improvement process for the First Expansion Premises (as currently stated in Section 24.01 of the Lease) in accordance with the terms of this Amendment to allow Tenant the opportunity and time necessary to obtain potential subtenant(s), assignee(s) or retain occupancy for the all or portions of Premises.

1.5     Landlord and Tenant now wish to amend the Lease on the terms and conditions contained in this Amendment.

2.     Definitions. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Lease, unless the context clearly indicates a contrary intent. If there is any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control. For purposes of this Amendment, the term “Date of this Amendment” shall mean June 1, 2016.

3.     Landlord’s Notice Address. FIRST CENTRAL TOWER, LIMITED PARTNERSHIP, c/o Tower Realty Asset Management, Inc., c/o Property Manager, 360 Central Avenue, Suite 310, St. Petersburg, Florida 33701, with copy to c/o Tower Realty Asset Management, Inc., 135 W. Central Boulevard, Suite 900, Orlando, FL 32801.

4.     Tenant’s Notice Address. All notices to Tenant under the Lease shall be sent to Twinlab Consolidated Holdings, Inc., 2255 Glades Road, Suite 342W, Boca Raton, FL 33431, Attn: Mary Marbach, Esq., General Counsel.

5.     Rent Commencement Date (Initial Premises). Landlord and Tenant agree that the Rent Commencement Date for the Initial Premises occurred on May 1, 2016.

6.     First Expansion Premises. Landlord and Tenant agree to the following terms with respect to the First Expansion Premises:

6.1     Tenant’s Expansion Notice is deemed to have been given on June 1, 2016.

6.2     Notwithstanding anything contained in Section 24.01 of the Lease or this Amendment, the First Expansion Premises Commencement Date is deemed to be October 1, 2016 and Tenant’s obligation to pay Rent with respect to the First Expansion Premises will commence on October 1, 2016 notwithstanding that Substantial Completion of Tenant Improvements to the First Expansion Premises may not have occurred.

6.3     Commencement of the space planning period under Exhibit D of the Lease (the “Space Plan Period”) (that would otherwise have commenced on June 1, 2016) and Landlord’s obligation to perform the Tenant Improvements for the First Expansion Premises (as set forth in Section 24.01 of the Lease), other than the Pre-Construction White Box Work as defined below, is deferred until the first (1st) business day (the “Space Plan Period Commencement Date”) after Tenant gives written notice to Landlord that Tenant elects to commence the Space Planning Period (the “Space Plan Notice”). Tenant shall be entitled to a day for day abatement of Rent for the Initial Premises for each day from the Space Plan Period Commencement Date up to the date the Space Plan for the First Expansion Premises or any portion thereof is finally approved or deemed approved in accordance with the time periods for Landlord and Tenant approval set forth in Section 2 of Exhibit D to the Lease (not to exceed a total abatement of 30 days, except to the extent any Landlord Delay exceeds 150 days from the Space Plan Period Commencement Date net of Tenant Delays) (the “Space Plan Abatement”), subject to any Tenant Delay Days that may occur prior to final approval of the Space Plan(s) (the “Space Plan Abatement Period”). The terms of this Section 6.3 do not pertain to the Pre-Construction White Box Work as defined below.

6.4     Tenant Improvements. Upon establishment of the Approved First Expansion Space Plan pursuant to Section 6.3 above (or establishment of the Approved First Expansion Premises Space Plans for portions of the First Expansion Premises if Tenant elects to sublet portions of the Premises subject to and in accordance with the sublease provision of the Lease and any required consents and approvals to such sublease required thereby), all other provisions of Exhibit D attached to the Lease with respect to the Tenant Improvements and any potential demising within the First Expansion Premises shall remain in effect and shall commence as of the date that the Approved First Expansion Premises Space Plan(s) are established, including, without limitation, payment of the Construction Allowance for the First Expansion Premises. Notwithstanding the foregoing to the contrary, Landlord shall not be obligated to commence performance of Tenant Improvements to the First Expansion Premises or fund the Construction Allowance, other than with regard to the Pre-Construction White Box Work (as defined below), unless and until Landlord approves a Future Assignee or Future Subtenant (as defined below) or Tenant informs Landlord it intends to takes occupancy of the First Expansion Premises. In such event, the Tenant Improvements shall be performed by Landlord only to the extent of the applicable portions of the First Expansion Premises to be assigned or subleased to a Future Assignee, Future Subtenant, or occupied by Tenant, respectively.

6.5     Internal Stairwell. Landlord’s obligation to install the Internal Stairwell portion of the Tenant Improvements remains in effect in accordance with Section 15 of Exhibit D to the Lease but is deferred until Landlord approves (i) a Future Assignee for both the Initial Premises and First Expansion Premises, or (ii) a Future Subtenant subleasing the Initial Premises together with not less than 1/3 of the First Expansion Premises; provided, however, that Tenant may elect not to install the Internal Stairwell, and in such event, Landlord will make available additional Construction Allowance funds equal to Landlord’s then good faith estimate of the cost and expense to perform the Internal Stairwell work of up to $50,000, or at Tenant’s election, Landlord will provide a credit against Rent of $25,000 (equivalent to 50% of such costs and expenses) within thirty (30) days of Tenant’s notice not to install the Internal Stairwell.

6.6     Construction Allowance/Pre-Construction White Box Work. In the event that Tenant desires Landlord to perform certain pre-construction improvements to the First Expansion Premises to “vanilla box” the First Expansion Premises as further defined below at any time (“Pre-Construction White Box Work”), Tenant may elect to apply up to $150,000 ($9.81 per rentable square foot) of the Construction Allowance for the Pre-Construction White Box Work (“White Box Allowance”), and in such event, Landlord shall use reasonable efforts to perform, within 150 days after approval of the Pre-Construction White Box Work Plans (as hereinafter defined), the Pre Construction White Box Work in accordance with the Pre-Construction White Box Plans up to the White Box Allowance. The White Box Allowance shall be applied by Landlord to the Total Construction Costs (as defined in Exhibit D of the Lease) for the Pre-Construction White Box Work on a prorata/per square foot basis in proportion to the First Expansion Premises to be improved at that time. The Tenant may elect in writing by notice to Landlord to have Landlord perform the Pre-Construction White Box Work prior to the commencement of the Space Plan Period, and, in such event, such Pre-Construction White Box Work by Landlord shall not be deemed to commence or otherwise affect the Space Plan Period pursuant to Section 6.3 hereof. The scope of Pre-Construction White Box Work is set forth in EXHIBIT “A” attached hereto. Upon notice from Tenant to Landlord that Tenant desires to commence planning for the Pre-Construction White Box Work, Landlord and Tenant will mutually agree on a space plan (i.e., the “Pre-Construction White Box Work Plans”) based on the agreed scope of work set forth on EXHIBITS “A” and “A-1” and utilizing the time frames for preparation and approval as defined in Exhibit “D” of the Lease.

6.7     United Insurance Management Space. Landlord hereby represents and warrants to Tenant that as of the Date of this Amendment, (i) Landlord and United have unconditionally executed and delivered the United Surrender Agreement, (ii) United has vacated and surrendered possession of the portion of the First Expansion Premises previously leased by United, (iii) Landlord has not leased or consented to the occupancy by any person or entity of all or any portion of the First Expansion Premises, and (iv) the First Expansion Premises are currently vacant and not occupied by any person or entity.

6.8     Market Cap Test Waiver. With respect to the penultimate paragraph in Section 24.01 of the Lease only, Landlord hereby waives Tenant’s obligation to comply with the Market Cap Test as a condition to Landlord’s obligation to deliver the First Expansion Premises to Tenant pursuant to Section 24.01 of the Lease. The foregoing waiver and terms of this Section 6.8 shall apply solely to the Section 24.01 requirements for delivery of the First Expansion Premises, and shall not affect or modify any other term of the Lease tied to or affected by the Market Cap Test.

7.     Moving Allowance. Payment of the Moving Allowance described in Section 23.01 of the Lease is deferred until such time as (i) Tenant, (ii) an assignee of Tenant’s interest in the Lease approved by Landlord in accordance with Article XII of the Lease (a “Future Assignee”), and/or (iii) one or more subtenants of all or portions of the Premises approved by Landlord pursuant to Article XII of the Lease (each, a “Future Subtenant” and collectively, “Future Subtenants”), as the case may be, takes occupancy of the Initial Premises and/or the First Expansion Premises. Notwithstanding the terms of Section 23.01 of the Lease, and provided no Event of Default exists and is then outstanding at the time of request for reimbursement the Moving Allowance shall be paid to Tenant, or at Tenant’s option, be paid directly to a Future Assignee or Future Subtenant(s) (in lieu of Tenant) within thirty (30) days following the Landlord’s receipt of (i) paid receipts for Moving Allowance Items as to the Initial Premises or the First Expansion Premises, respectively, (ii) Landlord’s receipt of the Acceptance of Premises Amendment for the First Expansion Premises, and (iii) Tenant, a Future Assignee and/or a Future Subtenant’s taking occupancy of the Initial Premises or First Expansion Premises, as the case may be with respect to the Moving Allowance funds requested.

8.     Parking Fees. Section 19.14 of the Lease is modified as follows: The parking charge waiver for Suite 500 is extended to August 31, 2017. Accordingly, parking charges for Tenant’s allocated 80 spaces shall be waived for the period commencing on May 1, 2015 and ending on (i) August 31, 2017 for Suite 500, and (ii) April 30, 2017 for the First Expansion Premises, Suite 600.

9.     Rentable Area of the Premises. Landlord and Tenant agree that the Rentable Area of the Premises is (i) Suite 500: 15,296 square feet and (ii) effective October 1, 2016, First Expansion Premises: 15,296 square feet. These square footage figures include an add-on factor for Common Areas in the Building and has been agreed upon by the parties as final and correct and is not subject to challenge or dispute by either party.

10.     Ratification. Except as expressly modified by this Amendment, all of the terms and conditions of the Lease remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease, as amended hereby, contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises. Tenant, to the best of its actual knowledge, certifies as of the Date of this Amendment: (a) that it has no offsets, defenses, or claims as to Landlord’s or Tenant’s obligations under the Lease; (b) that there are no defaults existing under the Lease on the part of either Landlord or Tenant; (c) Tenant has not taken occupancy of either the Initial Premises or the First Expansion Premises, and (d) there is no existing basis for Tenant to terminate the Lease.

11.     Broker. Each party represents and warrants that it neither consulted nor negotiated with any broker or finder regarding this Amendment except Landlord’s broker, Tower Realty Partners (“Tower Realty”), and Tenant’s broker, Colliers International (“Colliers”). Landlord shall be responsible for any fees due to Tower Realty in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims from commissions of any broker claiming to have dealt with Tenant (other than Tower Realty) with respect to this Amendment. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims for commission of any broker claiming to have dealt with Landlord (other than Colliers) with respect to this amendment. Landlord hereby ratifies and confirms its payment and indemnification obligations under Section 19.04 of the Lease, which remain in full force and effect as of the Date of this Amendment. Tenant shall be responsible for any fees due Colliers in connection with this Amendment. The terms of this Article shall survive the expiration or earlier termination of the Lease.

12.     Approvals and Authorizations. Each party hereby represents and warrants to the other party that except as set forth in this Section 12, no authorization, approval or consent or any third party to this Amendment is required, and the persons executing this Amendment on behalf of such party are duly authorized to do so. Landlord further represents that of the Date of this Amendment, there are no mortgages, deeds of trust or superior or underlying leases affecting the Project or the Building other than that certain mortgage (the “Existing Mortgage”) in favor of NXT CAPITAL FUNDING II, LLC, as successor-in-interest to NXT Capital, LLC (the “Existing Mortgagee”). As set forth in Section 7(a) of the Subordination, Attornment and Non-Disturbance Agreement dated April 7, 2015 between Tenant and Existing Mortgagee, the effectiveness of this Amendment is conditioned on the Existing Mortgagee’s consent to this Amendment.

13.     Miscellaneous Provisions. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather a solicitation for such an offer by Tenant. Neither party shall be bound by this Amendment until both parties have executed and unconditionally delivered this Amendment. This Amendment constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Amendment. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Amendment are expressly merged into and superseded by this Amendment. The provisions of this Amendment may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. The parties may amend this Amendment only by a written agreement of the parties that identifies itself as an amendment to this Amendment or the Lease. The parties may execute this Amendment in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or in PDF format is as effective as executing and delivering this Amendment in the presence of the other parties to this Amendment. In proving this Amendment, a party must produce or account only for the executed counterpart of the party to be charged. Whenever placed before one or more items, the words “include,” “includes,” and “including” shall mean considered as part of a larger group, and not limited to the item(s) recited. Each party has reviewed this Amendment and all of its terms with legal counsel, or had an opportunity to review this Amendment with legal counsel, and is not relying on any representations made to him by any other person concerning the effect of this Amendment. This Amendment shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Amendment to be drafted. No inference shall be drawn from the modification or deletion of versions of the provisions of this Amendment contained in any drafts exchanged between the parties before execution of the final version of this Amendment that would be inconsistent in any way with the construction or interpretation that would be appropriate if the prior drafts had never existed.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Date of this Amendment.

WITNESSES:	LANDLORD:

/s/ Mack Feldman	FIRST CENTRAL TOWER, LIMITED PARTNERSHIP, a Delaware limited partnership
Signature of Witness 1	Name:	/s/ Larry Feldman
	Title:	AUTH AGENT
Mack Feldman
Print name of Witness 1

/s/ Santiago Bartolome
Signature of Witness 2

Santiago Bartolome
Print name of Witness 2

TENANT:

/s/ Irina Lorenzi	TWINLAB CONSOLIDATION CORPORATION AND
Signature of Witness 1	TWINLAB CONSOLIDATED HOLDINGS, INC., a Delaware corporation

Irina Lorenzi
Print name of Witness 1
	By:	/s/ W E Stevens
/s/ Richard H. Neuwirth	Name:	William Stevens
Signature of Witness 2	Title:	CFO

Richard H. Neuwirth
Print name of Witness 2

EXHIBIT “A”

PRE-CONSTRUCTION WHITE BOX WORK (VANILLA SHELL IMPROVEMENTS)

NORTH

FLOOR 6

VANILLA SHELL IMPROVEMENTS:

1- Demolish all partitions walls.
2- Remove all carpet throughout.
3- Remove all millwork throughout.
4- Remove IT room and low-voltage cable.
3- Keep existing acustical ceiling grid and tiles, but replace damaged ceiling tiles as needed.
4- Keep existing light fixtures, but re-lamp as needed.
5- Paint core and perimeter walls (Flat White).

FELDMAN EQUITIES

CONTACT:
LARRY FELDMAN
(727) 822-3395 X 4
LFeldman@FeldmanEquities.com

FIRST CENTRAL TOWER

360 CENTRAL AVENUE, ST PETERSBURG FLORIDA 33701

EDGE

A-1

EXHIBIT “A-1” – PAGE 2

VANILLA SHELL IMPROVEMENTS (Scope of Work)

Demolish all partitions walls, demising walls and doors within the 6th floor premises.

Remove all carpet, VCT and tile throughout, including glue and adhesives from the concrete floor

Remove all millwork and plumbing. Plumbing to be capped after removal.

Remove IT Room and all low voltage wiring.

Keep existing acoustical ceiling grid, but replace damaged or stained ceiling tiles to match existing.

Keep existing lighting in place, but re-lamp with consistent fixtures, consistent color bulbs and lens covers throughout.

Paint core and perimeter walls flat white.

Any work in the restroom to the fixtures or flooring are at LL’s expense outside of the allowance.

Any work to the elevator lobby, are at LL’s expense outside of the allowance.

A-2